SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-6078

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to authority granted to the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”) under Article XIII, Section 1 of the By-Laws, and consistent with the Corporations and Associations Article of the Maryland Annotated Code, on December 18, 2008, the Board of FTI approved amending Article II, Section 2, of the By-Laws of FTI to provide that the annual meeting of the stockholders shall be held on the first Wednesday in June of each year or a date no more than 31 days thereafter instead of the third Wednesday in May as the By-Laws previously provided. The amendment took effect upon adoption by the Board of Directors of the Registrant.

A copy of Amendment No. 6 to the By-Laws of FTI is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 18, 2008, the Board of FTI authorized the amendment and restatement of FTI’s Policy on Ethics and Business Conduct (“Amended and Restated Code of Conduct”) to incorporate more detailed provisions regarding FTI’s policies against money laundering and terrorism financing. The Amended and Restated Code of Conduct continues to serve as the umbrella policy that covers FTI’s Policy on Conflicts of Interest, Policy Statement on Inside Information and Insider Trading, and Anti-Corruption Policy.

All of FTI’s corporate governance policies, including the Amended and Restated Code of Conduct adopted on December 18, 2008, are posted on FTI’s website at http://www.fticonsulting.com/web/about/Governance.html. FTI’s corporate Secretary will also provide copies, free of charge, upon written request to FTI Consulting, Inc., 500 East Pratt Street, Suite 1400, Baltimore, MD 21202.

A copy of the Amended and Restated Code of Conduct is filed herewith as Exhibit 14.0 and is incorporated herein by reference.

Item 9.01 (d).	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.2	Amendment No. 6 to the By-Laws of FTI Consulting, Inc.

14.0	Policy on Ethics and Business Conduct, as Amended and Restated Effective December 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: December 22, 2008	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendment No. 6 to the By-Laws of FTI Consulting, Inc.

14.0	Policy on Ethics and Business Conduct, as Amended and Restated Effective December 18, 2008